UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 12, 2011

CIFC DEERFIELD CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-32551	20-2008622
(Commission File Number)	(IRS Employer Identification No.)

250 Park Avenue, 5th Floor New York, NY	10177
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:

(212) 624-1200

DEERFIELD CAPITAL CORP.

6250 North River Road, 12th Floor, Rosemont, IL 60018

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

As reported on the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 22, 2010, CIFC Deerfield Corp. (formerly known as Deerfield Capital Corp.) (the “Company”) entered into an Agreement and Plan of Merger, dated as of December 21, 2010 (as amended, the “Merger Agreement”) by and among the Company, CIFC Parent Holdings LLC, a Delaware limited liability company (“CIFC Parent”), Commercial Industrial Finance Corp., a Delaware corporation and wholly-owned subsidiary of CIFC Parent (“CIFC”), Bulls I Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, and Bulls II Acquisition LLC, a Delaware limited liability company and direct wholly-owned subsidiary of the Company.

On April 13, 2011 (the “Closing Date”), the transactions contemplated under the Merger Agreement were consummated.  A copy of the Press Release in connection therewith is filed as Exhibit 99.1 herewith and is incorporated herein by reference.

Consent to Assignment and Contribution Agreement of Bounty Investments, LLC

On April 12, 2011, Bounty Investments, LLC, a Delaware limited liability company (“Bounty”), DFR Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Bounty (“Bounty Sub”), the Company and CIFC entered into an Assignment and Contribution Agreement (the “Assignment and Contribution Agreement”) pursuant to which, among other things, Bounty assigned to Bounty Sub all of Bounty’s rights and obligation under the Registration Rights Agreement, dated as of June 9, 2010, between the Company and Bounty (the “Registration Rights Agreement”) and the Stockholders Agreement, dated as of June 9, 2010, between the Company and Bounty (the “Stockholders Agreement”).

Amended and Restated Stockholders Agreement

On the Closing Date, the Company, Bounty Sub (as assignee of Bounty pursuant to the Assignment and Contribution Agreement) and CIFC Parent (together with Bounty Sub, the “Investors” and each individually, an “Investor”) entered into an Amended and Restated Stockholders Agreement (the “Amended and Restated Stockholders Agreement”) as described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 15, 2011, which description is incorporated by reference herein (the “Proxy Statement”) and as further described herein under Item 5.01. Change of Control of Registrant.  The Amended and Restated Stockholders Agreement amends and restates in its entirety the Stockholders Agreement.

The foregoing summary of the Amended and Restated Stockholders Agreement is not complete and is qualified in its entirety by reference to the Amended and Restated Stockholders Agreement, a copy of which is filed as Exhibit 10.1 herewith and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On the Closing Date, the Company, Bounty Sub (as assignee of Bounty pursuant to the Assignment and Contribution Agreement) and CIFC Parent entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) as described in the Proxy Statement, which description is incorporated by reference herein.  The Amended and Restated Registration Rights Agreement amends and restates in its entirety the Registration Rights Agreement.

The foregoing summary of the Amended and Restated Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Amended and Restated Registration Rights, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Put/Call Agreement

On the Closing Date, the Company, and CIFC Parent entered into a Put/Call Agreement (the “Put/Call Agreement”) as described in the Proxy Statement, which description is incorporated by reference herein.

The foregoing summary of the Put/Call Agreement is not complete and is qualified in its entirety by reference to the Put/Call Agreement, a copy of which is filed as Exhibit 10.3 herewith and is incorporated herein by reference.

Reincorporation From Maryland to Delaware

Pursuant to the Agreement and Plan of Merger (“Reincorporation Merger Agreement”) dated as of April 12, 2011, by and between, Deerfield Capital Corp., a Maryland corporation (the “Company” or “Deerfield”), and Deerfield Capital Corp., a Delaware corporation and wholly-owned subsidiary of Deerfield (“Deerfield-Delaware”), effective as of April 13, 2011, Deerfield merged with and into Deerfield-Delaware, with Deerfield-Delaware being the surviving entity (the “Reincorporation”).

The Reincorporation was consummated to change the Company’s state of incorporation from Maryland to Delaware, as described in the Proxy Statement.  The Reincorporation and related proposals were approved by the stockholders of the Company at the special meeting of stockholders held on April 12, 2011.

Pursuant to the terms of the Reincorporation Merger Agreement, each share of the Company’s common stock, par value $0.001 per share (“Common Stock”), automatically converted into one share of Deerfield-Delaware common stock, $0.001 par value per share. In addition, under the Reincorporation Merger Agreement (i) each security of the Company issued and outstanding automatically converted into the identical security of Deerfield-Delaware, (ii) each of the Company’s senior subordinated convertible notes (the “Convertible Notes”) has been assumed by Deerfield-Delaware and the conversion rights under such notes automatically converted into conversion rights with respect to the same number of shares of Deerfield-Delaware common stock, upon the same terms and subject to the same conditions as set forth in the Convertible Notes, and (iii) each of the Company’s issued and outstanding Common Stock awards have automatically converted into comparable common stock awards of Deerfield-Delaware.

Upon the consummation of the merger, Deerfield-Delaware succeeded to the assets and liabilities of the Company.  None of the Company’s subsidiaries will be changing their respective states of organization in connection with the Reincorporation.

The foregoing summary of the Reincorporation Merger Agreement is not complete and is qualified in its entirety by reference to the Reincorporation Merger Agreement, a copy of which is filed as Exhibit 2.1 herewith and is incorporated herein by reference.

Indemnity Agreements

Following the Closing Date, (i) in connection with becoming or continuing as directors of the Company, each of Jason Epstein, Andrew Intrater, Paul F. Lipari, Samuel P. Bartlett, Michael R. Eisenson, Tim R. Palmer, Frederick Arnold, Robert B. Machinist, Frank C. Puleo, Peter Gleysteen and Jonathan W. Trutter is expected to enter into an Indemnity Agreement governed by and adapted to Delaware law with the Deerfield-Delaware and (ii) in connection with becoming or continuing as an officer of the Company, each of Robert A. Contreras, Kenneth R. Posner, Dan M. Hattori and Robert C. Milton III, is expected to enter into an Indemnity Agreement governed by and adapted to Delaware law with the Deerfield-Delaware (together, the “Indemnity Agreements”).  In the case of continuing directors and officers, each Indemnity Agreement replaces existing indemnity agreements entered into with Messrs. Epstein, Intrater, Machinist, Trutter, Contreras and Posner which were governed by and adapted to Maryland Law, and supplements existing indemnification provisions of the Company’s Bylaws and Certificate of Incorporation and, in general, provides for indemnification to the maximum extent permitted by Delaware law, subject to the exceptions, terms and conditions provided in the Indemnity Agreement.  Each Indemnity Agreement also provides that the Company will advance to a director or officer, upon receipt of certain written undertakings from him, reasonable expenses incurred in connection with any proceeding arising out of their service to the Company.  Any expenses the Company advances are required to be reimbursed by a director or officer if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company against such expenses.  Pursuant to each Indemnity Agreement, subject to certain limitations, the Company agrees to use its best efforts to maintain or otherwise provide for a director to be covered by directors’ and officers’ liability insurance.  The Indemnity Agreements for Messrs. Gleysteen, Epstein, Intrater, Lipari, Bartlett, Eisenson, Milton, Palmer and Puleo, also provide that the Company will be the indemnitor of first resort and waives any claim against, as applicable, Bounty Sub or CIFC Parent or their affiliates of contribution or subrogation for indemnification payments under the Indemnity Agreements.

The foregoing summary of the form of Indemnity Agreement expected to be entered into with Messrs. Epstein, Intrater, Lipari, Bartlett, Eisenson, Milton, Palmer and Puleo, is not complete and is qualified in its entirety by reference to the form of Indemnity Agreement, a copy of which is filed as Exhibit 10.4 herewith and is incorporated herein by reference.  The foregoing summary of the form of Indemnity Agreement expected to be entered into with Messrs. Trutter, Contreras, Posner, Hattori, Arnold and Machinist is not complete and is qualified in its entirety by reference to the form of Indemnity Agreement, a copy of which is filed as Exhibit 10.5 herewith and is incorporated herein by reference.

Item 2.01                                             Completion of Acquisition or Disposition of Assets

On April 13, 2011, the merger of CIFC with and into a wholly-owned subsidiary of the Company (the “Merger”) was consummated in accordance with the Merger Agreement.  Pursuant to the terms of the Merger Agreement, as consideration for the Merger, (i) on the Closing Date, CIFC Parent received 9,090,909 shares of newly-issued Common Stock and cash payment of $2.5 million and (ii) CIFC Parent will receive (a) additional payments totaling $5 million in cash payable in two equal installments of $2.5 million (subject to certain adjustments) on the first and second anniversaries of the Closing Date and (b) the first $15 million of incentive fees received by the combined company from certain CLOs currently managed by CIFC (the “CIFC Incentive Fee CLOs”), and 50% of any incentive fees in excess of $15 million in the aggregate received by the combined company over the next ten years from the CIFC Incentive Fee CLOs, plus pursuant to the Put/Call Agreement, payments relating to the present value of any such incentive fees that remain payable to the combined company after the tenth anniversary of the Closing Date. In addition, the Company has the obligation to pay or reimburse CIFC Parent for expenses incurred by CIFC Parent and CIFC in connection with the transactions. The Company will fund the Merger and the payments contemplated by the Merger Agreement, through its cash and cash equivalents, and short-term investments.

On April 13, 2011, pursuant to the terms of the Merger Agreement, following completion of the Merger the Company moved its principal executive offices and corporate headquarters from 6250 North River Road, 12th Floor, Rosemont, Illinois 60018 to 250 Park Avenue, 5th Floor, New York, NY 10177.

Item 3.02                                             Unregistered Sales of Equity Securities

On the Closing Date, the Company issued to CIFC Parent 9,090,909 shares of newly-issued Common Stock in connection with the Company’s acquisition of CIFC pursuant to and in connection with the transactions contemplated under the Merger Agreement in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).   The issuance of the shares in connection with the Merger has not been registered under the Securities Act.

Item 3.03.                                          Modification to Rights of Security Holders

As a result of the Reincorporation disclosed under Item 1.01 above, each outstanding share of the Company’s Common Stock has been automatically converted into one share of Deerfield-Delaware common stock.  Each stock certificate formerly representing the Company’s Maryland Common Stock continues to represent the same number of shares of the Company’s Delaware common stock. Stockholders will not need to exchange their existing stock certificates of the Company’s Maryland Common Stock for stock certificates of the Company’s Delaware common stock. Stockholders may, however, exchange their certificates if they choose to do so. New certificates for shares of the Company’s Delaware common stock may be obtained by surrendering certificates representing shares of presently outstanding common stock to the Company’s transfer agent, American Stock Transfer & Trust Company, as described in the Company’s Proxy Statement.

In accordance with Rule 12g-3 under the Exchange Act, the common stock of Deerfield-Delaware will be registered under Section 12(g) of the Exchange Act.

Prior to the effective time of the Reincorporation, the Company’s corporate affairs were governed by the corporate laws of Maryland. The rights of our stockholders were subject to the Company’s Certificate of Incorporation and its Bylaws. As a result of the Reincorporation, holders of Deerfield (Maryland) Common Stock are now holders of Deerfield-Delaware common stock, and their rights as holders are governed by the General Corporation Law of Delaware and Deerfield-Delaware’s Certificate of Incorporation and Bylaws, which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, incorporated herein by reference.

Delaware corporate law will now be applicable in the determination of the rights of our stockholders. For a description of the differences between the rights of holders of the Company’s Maryland Common Stock and Deerfield-Delaware’s common stock, see the section of the Company’s Proxy Statement entitled “Comparison of Stockholder Rights Before and After the Reincorporation,” which description is incorporated by reference herein in its entirety.

The foregoing description of the Reincorporation Merger is intended to be a summary and is qualified in its entirety by reference to the information disclosed under Item 1.01 above and the exhibits filed herewith, all of which are incorporated herein by reference.

A description of the provisions of the Certificate of Incorporation and Bylaws of Deerfield-Delaware is included in the Proxy Statement. The foregoing summary of the Certificate of Incorporation and Bylaws of Deerfield-Delaware is not complete and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws of Deerfield-Delaware, copies of which are filed herewith as Exhibits 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 5.03 below under the heading “Name Change” and “Amendment to CIFC Deerfield Corp. Bylaws” is incorporated herein by reference.

Item 5.01.                                          Changes in Control of Registrant

The following summary is based solely on, and is qualified in its entirety by reference to the Schedule 13D/A to be filed by Bounty Sub (as assignee of Bounty pursuant to the Assignment and Contribution Agreement) with the SEC on or before April 15, 2011 and the Schedule 13D to be filed by CIFC Parent with the SEC on or before April 25, 2011, including the exhibits thereto (together, the “Bounty-CIFC Parent 13Ds”).  This Form 8-K is being filed by the Company to report a change in control of the Company, solely for purposes (and within the meaning) of Item 5.01 of Form 8-K, that could have occurred on April 13, 2011, as a result of the transactions and agreements described in the Bounty-CIFC Parent 13Ds.

Pursuant to the Amended and Restated Stockholders Agreement entered into on the Closing Date the size of the Board of Directors (the “Board”) of the Company was increased by two directors on the Closing Date so that the Board consists of eleven directors, comprised of (i) three directors designated by each of Bounty Sub (as assignee of Bounty pursuant to the Assignment and Contribution Agreement) and

CIFC Parent, (ii) three directors nominated by the nominating committee of the Board and who must qualify as independent directors pursuant to the Company’s corporate governance guidelines and applicable NASDAQ Marketplace Rules and must also be independent from Bounty Sub and CIFC Parent under applicable state law, (iii) one director being the Company’s serving chief executive officer, who is Peter Gleysteen as of the completion of the Merger, and (iv) Jonathan W. Trutter, who is the preceding current chief executive officer of the Company, provided that any director replacing Mr. Trutter as a director will have to be nominated by the nominating committee of the Board and meet the same independence standards as the other independent directors of the Company. Each of Bounty Sub and CIFC Parent has agreed to take all necessary action and vote their shares of the Company’s common stock in order to elect such designees.

Pursuant to the terms of the Merger Agreement, as consideration for the Merger, CIFC Parent will receive 9,090,909 shares of Common Stock and a series of cash payments beginning on the Closing Date, as described in Item 2.01 above and incorporated herein by reference.  The Company will fund the Merger and the payments contemplated by the Merger Agreement, through its cash and cash equivalents, and short-term investments. As a result of the transactions contemplated in Merger Agreement, CIFC Parent and Bounty Sub (as assignee of Bounty pursuant to the Assignment and Contribution Agreement) own approximately 44.5% and 22.3%, respectively, of the Company’s Common Stock issued and outstanding as on a pro forma basis.

The Investors have agreed to form a “group” holding over 50% of the outstanding Common Stock of the Company thereby allowing the Company to elect to become a “controlled company” as defined by Rule 5615(c) of the NASDAQ Marketplace Rules.  The Amended and Restated Stockholders Agreement requires the Company to elect to be a “controlled company” for so long as the Investors hold over 50% of the outstanding Common Stock and satisfy the “group” requirements.  Each Investor is also required take all action necessary for the Company to be treated as a “controlled-company” and make all necessary filings and disclosures associated therewith.

Each Investor also has a consent right with respect to the following actions until the earlier of (a) three years from the date of the Amended and Restated Stockholders Agreement, (b) the date on which the Investors, collectively, own less than 35% of the outstanding Common Stock (assuming conversion of the Convertible Notes) and (c) the date on which such Investor owns less than 20% of the outstanding Common Stock (assuming conversion of the Convertible Notes): (i) the acquisition or disposal of any corporation, entity, division or other business concern having a value in excess of $10,000,000 in a single transaction or series of related transactions; (ii) the dissolution, liquidation, reorganization or recapitalization or bankruptcy of the Company; (iii) the replacement of Peter Gleysteen, or any successor thereto, as the chief executive officer of the Company; (iv) the maintenance of the Company’s headquarters outside of New York, New York; (v) the issuance of common stock, equity interests or convertible securities of the Company in a registration under the Securities Act of 1933, as amended (subject to certain exceptions); and (vi) the incurrence, assumption or guarantee of any indebtedness for borrowed money, except for (A) indebtedness incurred in the ordinary course of business not in excess of $20,000,000 in the aggregate, and (B) repurchase obligations pursuant to the Company’s investments in residential mortgage-backed securities, provided that such repurchase obligations do not exceed $275,000,000 or such other amount as is established by the Board from time to time.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(b) and (c)

As previously disclosed, in connection with the Merger Agreement, Robert E. Fischer, Richard A. Mandell and Stuart I. Oran on February 10, 2011, Daniel K. Schrupp on February 11, 2011, and Peter H. Rothschild on February 15, 2011, each of whom was a director of the Company (collectively, the

“Resigning Directors”) tendered their resignations from the Board which resignations were effective upon the completion of the Merger on the Closing Date.

In connection with the Merger Agreement, Jonathan W. Trutter has transitioned out of his position as the Company’s Chief Executive Officer effective April 13, 2011.  Effective as of April 13, 2011, Peter Gleysteen is the Chief Executive Officer of CIFC and the Company.  Mr. Trutter will become Vice Chairman of the Board and will remain an employee of Deerfield Capital Management LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“DCM”).

Mr. Gleysteen, age 59, is the founder, CEO and Co-Chief Investment Officer of CIFC. Prior to founding CIFC in 2005, Mr. Gleysteen was employed at JPMorgan Chase and its banking and securities subsidiaries (and at its predecessor institutions, Chase Manhattan Corp. and Chemical Banking Corp.), where he co-founded and was the executive responsible for the global loan syndications business and the corporate loan portfolio. Mr. Gleysteen was a member of Chase Manhattan’s Management and Credit Committees, and co-chair of the Investment Banking Division Balance Sheet Committee. Upon the combination of Chase Manhattan Corp. and JP Morgan & Co., Mr. Gleysteen served as Chief Credit Officer of JPMorgan Chase & Co. Prior to joining what became the syndications group in Chemical Bank’s Treasury Division (before the merger of Chemical Banking Corp. and Manufacturers Hanover Corp.), Mr. Gleysteen was a banker in the International Banking Division and then the Corporate Banking Division. Mr. Gleysteen joined Chemical Bank’s Management & Credit Training Program in 1975. Mr. Gleysteen has extensive business and management experience obtained from leadership roles at JPMorgan Chase and CIFC and in the banking and financial services sectors, including integration of complex businesses through acquisition or merger. Mr. Gleysteen is currently the Chairman of the Boards of Directors of CIFC and CIFC Parent, is a member of the Council on Foreign Relations and a Trustee of the Mystic Seaport Museum. Mr. Gleysteen received a B.A. from Trinity College and an M.B.A. from The University of Chicago.

The terms of Mr. Gleysteen’s employment with the Company, as Chief Executive Officer, have yet to be determined.

(d)

Also on April 13, 2011, in connection with the closing of the transactions contemplated by the Merger Agreement and the entry into the Amended and Restated Stockholders Agreement, the resignations of the Resigning Directors became effective and the size of the Board was increased from nine to eleven directors. These resignations, in addition to the increase of the Board size from nine to eleven directors, created seven vacancies on the Board.

CIFC Parent and Bounty Sub (as assignee of Bounty pursuant to the Assignment and Contribution Agreement) agree to vote together to support the nomination, election and removal of directors in accordance with the Amended and Restated Stockholders Agreement.  In accordance with the terms of the Amended and Restated Stockholders Agreement, the Board has appointed the following new directors to the Board: Samuel P. Bartlett, Michael R. Eisenson and Tim R. Palmer, each a designee of CIFC Parent, Paul F. Lipari, a designee of Bounty Sub, Frederick Arnold and Frank C. Puleo, each an independent director designee of the Investors and confirmed by the special committee of the Board and Peter Gleysteen, a management designee.

A copy of the Amended and Restated Stockholders Agreement is filed as Exhibit 10.1 herewith and is incorporated herein by reference.

CIFC Parent Designees

Mr. Bartlett, age 38, is a Managing Director of Charlesbank Capital Partners, LLC, a private investment firm located in Boston, Massachusetts with an office in New York. Prior to joining Charlesbank in 1999, Mr. Bartlett was employed by Bain & Company, where he worked in the private equity and general practice areas. Mr. Bartlett has extensive business and transaction experience obtained from leadership roles in private equity investing in the oil and gas, consumer products, industrial services and financial services industries, as well as from his active involvement with, and service on various boards of directors of, privately held Charlesbank portfolio companies. Mr. Bartlett received a B.A., magna cum laude, from Amherst College.

Mr. Eisenson, age 55, is a Managing Director, the Chief Executive Officer and co-founder of Charlesbank Capital Partners, LLC. Prior to co-founding Charlesbank in 1998, Mr. Eisenson was the president of Harvard Private Capital Group, Charlesbank’s predecessor. He began his tenure at Harvard Management Company in 1986 as managing director. Before joining Harvard Management, Mr. Eisenson was with The Boston Consulting Group, a corporate-strategy consulting firm. Mr. Eisenson is currently a member of the board of directors of Animal Health International, Inc., BlueKnight Energy Partners and Penske Auto Group, Inc., as well as several privately held Charlesbank portfolio companies. In the previous five years, he was formerly a director of Catlin Group, Ltd., Caliper Life Sciences, CCC Information Services Group, Inc., Playtex Products, Inc., Universal Technical Institute, Inc. and Xenogen Corporation. Mr. Eisenson has extensive business, legal and transaction experience obtained from his leadership role at Charlesbank, his active involvement with various Charlesbank portfolio companies and his prior consulting work. Mr. Eisenson received a B.A., summa cum laude, from Williams College and an M.B.A. and J.D. from Yale University.

Mr. Palmer, age 53, is a Managing Director and co-founder of Charlesbank Capital Partners, LLC. Prior to co-founding Charlesbank in 1998, Mr. Palmer was a managing director of Harvard Private Capital Group, which he joined in 1990. Previously, Mr. Palmer was with The Field Corporation, a private equity firm based in Chicago, where he was responsible for private investments in the media and communications industries. Prior to joining Field, he practiced law for several years with Sidley Austin LLP, Chicago, primarily in the areas of corporate finance and mergers and acquisitions. Mr. Palmer serves on the boards of several privately held Charlesbank portfolio companies. Mr. Palmer has extensive business, legal and transaction experience obtained from his leadership role at Charlesbank, his active involvement with various Charlesbank portfolio companies, and his prior business and legal work. Mr. Palmer received a B.A. from Purdue University, a J.D. from the University of Virginia and an M.B.A. from the University of Chicago.

None of Messrs. Bartlett, Eisenson and Palmer has been involved in any transactions with the Company or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC, other than the transactions contemplated by the Merger Agreement as each of the designees of CIFC Parent is a Managing Director and representative of Charlesbank Capital Partners, LLC, an affiliate of CIFC Parent.

Bounty Sub Designee

Mr. Lipari, age 42, has been a senior managing partner of Columbus Nova, a private investment firm with offices in New York and Charlotte, since 2006. Columbus Nova manages fixed income, private equity and real estate assets. Prior to joining Columbus Nova, Mr. Lipari was a partner and founder of Hudson Capital Advisors, LLC, a financial advisory boutique focused on debt and equity private placement, mergers and acquisitions and sourcing principal opportunities. Since June 2006, Mr. Lipari served on the Board of Directors of White Energy, Inc.  In May 2009, White Energy filed for protection under Chapter 11 of the US Bankruptcy Code. From 2001 to 2003, Mr. Lipari worked for Trimaran Capital Partners, where he primarily focused on media and telecommunications investments. From 1997 to 2001, Mr. Lipari worked as an Executive Director in the leveraged finance group for CIBC World Markets and worked on a variety of senior bank debt, high yield debt and private/public equity transactions. While in the leveraged finance group at CIBC, Mr. Lipari spent considerable time working on numerous financings for Global Crossing and was partially responsible for monitoring CIBC’s private equity investment in Global Crossing. Mr. Lipari was a member of the board of directors for Global Crossing prior to 2000. Before joining CIBC World Markets, Mr. Lipari worked at Salomon Brothers Inc., where he was an associate in their high yield group and an analyst in their merchant banking group. Mr. Lipari received a B.A. from Yale University and an M.B.A. from The Amos Tuck Business School at Dartmouth College. Mr. Lipari has extensive business experience obtained from advising and investing in many sectors, including, but not limited to, financial services, manufacturing, media and telecommunications, healthcares services, defense and energy.

Mr. Lipari has not been involved in any transactions with the Company or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC, other than Mr. Lipari’s position as a representative of Bounty Sub (as assignee of Bounty pursuant to the Assignment and Contribution Agreement) and observer on the Board and in connection with the transactions contemplated by the Merger Agreement and the acquisition by the Company of all of the outstanding equity interests of Columbus Nova Credit Investments Management, LLC (“CNCIM”) from Bounty (the “CNCIM Acquisition”) and issuance of 4,545,455 shares of Common Stock, as consideration therefor, to Bounty which cause it to be considered a related party. In connection with the CNCIM Acquisition, Bounty also purchased, for cash, $25.0 million in aggregate principal amount of the Company’s Convertible Notes.  As such, the issuance of the Convertible Notes, accrual and payment of interest on the Convertible Notes and on the deferred purchase obligations are considered related party transactions. In addition, affiliates of Bounty previously held investments in all four of the CNCIM collateralized loan obligations (“CLOs”) and as of December 31, 2010, held investments in two of the CNCIM CLOs.

Independent Director Designees

Mr. Arnold, age 56, has held a series of senior financial positions, most recently, from September 2009 to January 2011, serving as executive vice president, chief financial officer and member of the executive committee of Capmark Financial Group, Inc.  Previously, he served as executive vice president of finance for Masonite Corporation from 2006 to 2007. While at Willis Group from 2000 to 2003, Mr. Arnold served as chief financial officer and administrative officer of Willis North America, as group chief administrative officer of Willis Group Holdings, Ltd. and as executive vice president of strategic development for Willis Group Holdings, Ltd. He also served as a member of the Willis Group executive committee while holding the latter two positions. In October 2009, while Mr. Arnold was an executive officer, Capmark Financial Group, Inc. filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Prior to these roles, Mr. Arnold spent 20 years as an investment banker, primarily at Lehman Brothers and Smith Barney, where he served as managing director and head of European corporate finance. During this time, his practice focused on originating and executing mergers and acquisitions and equity financings across a wide variety of industries and geographies. Mr. Arnold has extensive business and transaction experience obtained from his investment banking career and from his leadership roles in the services, manufacturing and asset management sectors. Mr. Arnold received a B.A., summa cum laude, from Amherst College, a J.D. from Yale University and an M.A. from Oxford University.

Mr. Puleo, age 65, has served as an independent director at Syncora Capital Assurance Corporation since October 2009. Mr. Puleo has been a director of Apollo Investment Corporation since February 2008 and is a current member of the board of directors of CIFC and CIFC Parent. Mr. Puleo has also served as a director of SLM Corporation (Sally Mae) since May 2008 and Capital Markets Engineering & Trading (CMET) Holdings, LLC since June 2007. Previously, he was a Partner at Milbank, Tweed, Hadley & McCloy LLP from 1978 to 2006. Mr. Puleo advised clients on structured finance transactions, bank, and bank holding company regulatory and securities law matters. He served as the Co-Chairman of Global Finance Group at Milbank, Tweed, Hadley & McCloy LLP from 1995 to 2006. Mr. Puleo was a member of the firm’s executive committee for 12 years, ending in 2003, at Milbank, Tweed, Hadley & McCloy LLP. Mr. Puleo has extensive business experience obtained from leadership roles in the financial sector. Mr. Puleo received a B.S.E. from Princeton University and a J.D. from the New York University School of Law.

Messrs. Arnold and Puleo have not been involved in any transactions with the Company or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Management Designee

Mr. Gleysteen, will also be appointed a director of the Board.  His experience is included in Item 5.02(b) and (c) above and incorporated herein by reference.

Mr. Gleysteen has not been involved in any transactions with the Company or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC, other than the transactions contemplated by the Merger Agreement, as Mr. Gleysteen is currently a director and the Chief Executive Officer of CIFC and CIFC Parent.

Indemnity Agreements with Directors

Item 1.01 above under the heading “Indemnity Agreements,” which is incorporated herein by reference, sets forth the summary of the indemnification arrangements expected to be entered into with directors of the Company.

Committees of the Board

On April 13, 2011, the Board appointed directors to the committees of the Board as follows:   Messrs. Machinist (Chair), Puleo and Arnold to the Audit Committee; Messrs.  Epstein, Bartlett and Puleo (Chair) to the Nominating and Governance Committee; and Messrs. Intrater (Chair), Arnold and Palmer to the Compensation Committee.

(e)

Trutter Retention Agreement

On April 13, 2011, DCM entered into a letter agreement, (the “Trutter Retention Agreement”), with Jonathan W. Trutter, providing certain assurances with respect to Mr. Trutter’s 2011 compensation for his continued service as an employee of DCM serving as Vice Chairman of the Board.  Mr. Trutter has been a member of the Board since November 2004 and served as the Chief Executive Officer since December 2004.  The Trutter Retention Agreement provides that Mr. Trutter’s 2011 annual salary will be no less than $250,000.  The Trutter Retention Agreement also provides that DCM will pay Mr. Trutter  a guaranteed 2011 cash bonus of no less than $250,000 (the “Guaranteed Minimum Retention Bonus”), by December 31, 2011, provided that he remains employed by DCM on the date of such payment.  In addition, on the Closing Date, DCM paid Mr. Trutter a one-time retention bonus of $200,000 in cash.  If his employment with DCM is terminated without “cause” prior to the payment of the Guaranteed Minimum Retention Bonus, Mr. Trutter will receive such Guaranteed Minimum Retention Bonus and his base salary through December 31, 2011 under the Trutter Retention Agreement within ten days of his termination.

The term of the Trutter Retention Agreement with respect to Mr. Trutter’s annual salary and Guaranteed Minimum Retention Bonus is automatically renewed for an additional twelve month term from December 31 of each year unless prior notice of non-renewal is given by either party.

The Trutter Retention Agreement also provides that it supersedes all previous employment agreements between Mr. Trutter and DCM and as of the effective date of the Trutter Retention Agreement, all such agreements are terminated, except for (i) certain confidentiality and non-compete and provisions of the employment agreement dated June 26, 2004 (the “2004 Letter Agreement”) between DCM and Mr. Trutter and (ii) the terms of the amendment to the employment agreement dated May 11, 2009, between

DCM and Mr. Trutter, which reaffirm his obligations under the 2004 Letter Agreement and provide for a non-compete agreement by Mr. Trutter.

The foregoing summary of the Trutter Retention Agreement is not complete and is qualified in its entirety by reference to the Trutter Retention Agreement, a copy of which is filed as Exhibit 10.6 herewith and is incorporated herein by reference.

Indemnity Agreements with Certain Officers

Item 1.01 above under the heading “Indemnity Agreements,” which is incorporated herein by reference, sets forth the summary of the indemnification arrangements expected to be entered into with certain officers of the Company.

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendments to Maryland Bylaws

On April 12, 2011, the Board approved and adopted amendments to the Company’s Amended and Restated Bylaws (the “Maryland Bylaws”), effective as of that date, to amend (i) Article II Section 7 of the Maryland Bylaws to replace the requirement that director elections be subject to majority stockholder approval with a requirement that director elections be subject to  plurality approval, and (ii) Article III Section 2 to remove the requirement that a majority of the members of the Board be independent under the NASDAQ Marketplace Rules as in effect from time to time. The Maryland Bylaws are no longer in effect as a result of the Reincorporation. The foregoing summary of the Company’s Second Amended and Restated Maryland Bylaws is not complete and is qualified in its entirety by reference to the Company’s Second Amended and Restated Maryland Bylaws, a copy of which is filed as Exhibit 3.3 herewith and is incorporated herein by reference.

Amendments to Maryland Charter

On April 12, 2011, at the special meeting, the Company’s stockholders approved certain amendments to the Company’s charter which (i) delete the second paragraph of Section 4.1, which provides for the classified Board, in its entirety and (ii) replace Article IX, which provides for certain restrictions on transfers of Common Stock to preserve the Company’s net operating loss carryforwards, which are no longer applicable, with the following new Article IX:  “ARTICLE IX. Election Pursuant to Section 3-802(c) of the Maryland General Corporation Law. The Corporation shall be prohibited from electing to be subject to Section 3-803 of the Maryland General Corporation Law.” The amendments became effective on April 13, 2011, the date on which the Articles of Amendment to the Company’s Articles of Incorporation were filed with the State Department of Assessments and Taxation of the State of Maryland.  The Maryland Charter is no longer in effect as a result of the Reincorporation. The foregoing summary of the Articles of Amendment is not complete and is qualified in its entirety by reference to the Articles of Amendment, a copy of which is filed as Exhibit 3.4 herewith and is incorporated herein by reference. For additional information regarding the special meeting and the vote taken on this proposal see Item 5.07 below.

Delaware Certificate of Incorporation

In addition, as noted under Items 1.01 and 3.03 above, on April 13, 2011, the Company completed the Reincorporation and was merged with and into Deerfield-Delaware, with Deerfield-Delaware being the surviving corporation. Deerfield-Delaware succeeded to the assets and liabilities of the Company.  For a description of the terms of Deerfield-Delaware’s certificate of incorporation and Bylaws, see the section of the Company’s Proxy Statement entitled “Comparison of Stockholder Rights Before and After the Reincorporation,” which description is incorporated by reference herein in its entirety. Copies of the Company’s Delaware’s Certificate of Incorporation and Bylaws, as amended upon completion of the merger, are filed herewith as Exhibits 3.1 and 3.2, respectively and incorporated herein by reference.

Name Change

Following completion of the Reincorporation, upon filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on April 13, 2011 (the “Certificate of Ownership and Merger”), Deerfield-Delaware changed its name from “Deerfield Capital Corp.” to “CIFC Deerfield Corp.” The name change was effected pursuant to Section 253 of the Delaware General Corporation Law by merging CIFC Deerfield Corp., a Delaware corporation and a wholly-owned subsidiary of Deerfield-Delaware, with and into Deerfield-Delaware, with Deerfield-Delaware as the surviving corporation in the merger.  The merger had the effect of amending Deerfield-Delaware’s Certificate of Incorporation to change the name of Deerfield-Delaware pursuant to the Certificate of Ownership and Merger.

The common stock of CIFC Deerfield Corp. will continue to trade on the NASDAQ Stock Market LLC under the trading symbol “DFR.”  CIFC Deerfield Corp.’s new CUSIP number is 125471 102.

The foregoing summary of the Certificate of Ownership and Merger merging CIFC Deerfield Corp. into Deerfield-Delaware, as filed with the Secretary of State of the State of Delaware, effective as of April 13, 2011, is not complete and is qualified in its entirety by reference to the Certificate of Ownership and Merger, a copy of which is filed herewith as Exhibit 3.5 and is incorporated herein by reference.

Amendment to CIFC Deerfield Corp. Bylaws

On April 13, 2011, following completion of the Reincorporation, the Board approved and adopted amendments to Deerfield-Delaware’s Bylaws, effective as of that date following the effective time of the change in name summarized above, to (i) reflect the change in name of Deerfield-Delaware to CIFC Deerfield Corp. and (ii) amend Article III Section 3.3 of the Bylaws to replace the requirement that, subject to the terms of the Amended and Restated Stockholders Agreement, director elections be subject to majority stockholder approval with a requirement that director elections be subject to plurality approval and the Amended and Restated Stockholders Agreement.

The foregoing summary of the Bylaws of Company is not complete and is qualified in its entirety by reference to the Bylaws of the Company, a copy of which is filed herewith as Exhibit 3.6 and is incorporated herein by reference.

Item 5.07                                             Submission of Matters to a Vote of Security Holders

On April 12, 2011, the Company held a special meeting of stockholders at which the Company’s stockholders voted on proposals to (i) approve the Merger Agreement, and the transactions contemplated therein, including (a) the Merger and (b) the payment by the Company of the merger consideration, consisting of a series of cash payments beginning on the Closing Date and the issuance of 9,090,909 shares of newly-issued Common Stock to CIFC Parent on the Closing Date (the “Merger Proposal”); (ii) approve the Amended and Restated Stockholders Agreement including the transactions contemplated therein, in connection with the Merger; (iii) approve amendments to the Company’s existing charter (the “Charter Amendments”) to eliminate the classified structure of the Board and prohibit the Company from creating a classified Board in the future unless approved by stockholder vote; (iv) approve the Reincorporation; and (v) approve any adjournment or postponement of the special meeting of stockholders, if necessary or appropriate, to a later date, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.

 The final voting results for each proposal, as certified by the inspector of elections, are set forth below.

Stockholders present in person or by proxy at the special meeting voted to approve the Merger Proposal as follows:

For	8,736,052
Against	28,445
Abstain	14,733

Stockholders present in person or by proxy at the special meeting voted to approve the entry into the Amended and Restated Stockholders Agreement as follows:

For	8,719,818
Against	44,851
Abstain	14,560

Stockholders present in person or by proxy at the special meeting voted to approve the Charter Amendments as follows:

For	10,633,894
Against	69,436
Abstain	16,707

Stockholders present in person or by proxy at the special meeting voted to approve the Reincorporation as follows:

For	8,741,304
Against	25,951
Abstain	11,975

For each of the foregoing proposals, a quorum was present for the purposes of the vote.

At the special meeting, the stockholders of the Company approved each of the proposals.   The votes in favor of approving the Merger Proposal represented approximately 78% of the shares of the Company’s Common Stock outstanding as of March 7, 2011, the record date for the special meeting (the “Record Date”). The votes in favor of approving entry into the Amended and Restated Stockholders Agreement represented approximately 78% of the shares of the Company’s Common Stock outstanding as of the Record Date. The votes in favor of approving the Charter Amendments represented approximately 95% of the shares of the Company’s Common Stock outstanding as of the Record Date.  The votes in favor of approving the Reincorporation represented approximately 78% of the shares of the Company’s Common Stock outstanding as of the Record Date. The special meeting was not adjourned or postponed to a later date.

Item 9.01.                                          Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, they will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)                                  Exhibits

The following Exhibits are filed with this Current Report on Form 8-K:

2.1	Agreement and Plan of Merger, dated as of April 12, 2011, by and between Deerfield Capital Corp., a Maryland corporation and Deerfield Capital Corp., a Delaware corporation.

3.1	Certificate of Incorporation of Deerfield Capital Corp., a Delaware corporation.

3.2	Bylaws of Deerfield Capital Corp., a Delaware corporation.

3.3	Second Amended and Restated Bylaws of Deerfield Capital Corp., a Maryland corporation.

3.4	Articles of Amendment Deerfield Capital Corp., a Maryland corporation.

3.5	Certificate of Ownership and Merger merging CIFC Deerfield Corp., a Delaware corporation, into Deerfield Capital Corp., a Delaware corporation, effective April 13, 2011.

3.6	Bylaws of CIFC Deerfield Corp., a Delaware corporation.

10.1	Amended and Restated Stockholders Agreement, dated April 13, 2011, by and among Deerfield Capital Corp., CIFC Parent Holdings LLC and DFR Holdings, LLC.

10.2	Amended and Restated Registration Rights Agreement, dated April 13, 2011, by and among Deerfield Capital Corp., CIFC Parent Holdings LLC and DFR Holdings, LLC.

10.3	Put/Call Agreement, dated April 13, 2011, by and between Deerfield Capital Corp. and CIFC Parent Holdings LLC.

10.4	Form of Indemnity Agreement.

10.5	Form of Indemnity Agreement.

10.6	Retention Agreement, dated as of April 13, 2011, by and between Deerfield Capital Management LLC and Jonathan W. Trutter.

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC DEERFIELD CORP.

Date: April 14, 2011	By:	/s/ Robert A. Contreras
Name: Robert A. Contreras
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit

The following Exhibits are filed with this Current Report on Form 8-K:

2.1	Agreement and Plan of Merger, dated as of April 12, 2011, by and between Deerfield Capital Corp., a Maryland corporation and Deerfield Capital Corp., a Delaware corporation.

3.1	Certificate of Incorporation of Deerfield Capital Corp., a Delaware corporation.

3.2	Bylaws of Deerfield Capital Corp., a Delaware corporation.

3.3	Second Amended and Restated Bylaws of Deerfield Capital Corp., a Maryland corporation.

3.4	Articles of Amendment Deerfield Capital Corp., a Maryland corporation.

3.5	Certificate of Ownership and Merger merging CIFC Deerfield Corp., a Delaware corporation, into Deerfield Capital Corp., a Delaware corporation, effective April 13, 2011.

3.6	Bylaws of CIFC Deerfield Corp., a Delaware corporation.

10.1	Amended and Restated Stockholders Agreement, dated April 13, 2011, by and among Deerfield Capital Corp., CIFC Parent Holdings LLC and DFR Holdings, LLC.

10.2	Amended and Restated Registration Rights Agreement, dated April 13, 2011, by and among Deerfield Capital Corp., CIFC Parent Holdings LLC and DFR Holdings, LLC.

10.3	Put/Call Agreement, dated April 13, 2011, by and between Deerfield Capital Corp. and CIFC Parent Holdings LLC.

10.4	Form of Indemnity Agreement.

10.5	Form of Indemnity Agreement.

10.6	Retention Agreement, dated as of April 13, 2011, by and between Deerfield Capital Management LLC and Jonathan W. Trutter.

99.1	Press Release.